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                                                                     Exhibit 4.3


                                    AMENDMENT
                                     TO THE
                          REGISTRATION RIGHTS AGREEMENT


         This amendment, dated as of May 8, 2001 (this "AMENDMENT"), to the Registration Rights Agreement (as defined below) is made by and among TA I Limited, a limited liability company organized under the laws of England and Wales ("TA I"), Profit Sharing (Overseas), Limited Partnership, an Alberta, Canada Limited Partnership ("PROFIT SHARING") and Willis Group Holdings Limited, a company with limited liability organized under the laws of Bermuda ("WILLIS HOLDINGS").

                               W I T N E S S E T H

         WHEREAS, Profit Sharing, which is controlled by KKR 1996 Fund (Overseas), Limited Partnership, and the non-management shareholders of TA I have determined to exchange, directly or indirectly, their interests in TA I for equivalent interests in Willis Holdings in order to facilitate certain potential transactions, including a potential initial public offering of shares in Willis Holdings in the United States; and

         WHEREAS, in connection with Willis Holdings' exchange offer, it is necessary to amend, and the parties hereto desire to amend, certain provisions of the Registration Rights Agreement to reflect the substitution of Willis Holdings for TA I as the entity in which equity interests are held.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS.

         (a) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of December 18, 1998, by and between TA I and Profit Sharing.

         (b) Unless otherwise expressly defined herein, all defined terms shall have the meanings ascribed thereto in the Registration Rights Agreement.

                                   ARTICLE II
                                   AMENDMENTS

         SECTION 2.1. REFERENCES TO THE "COMPANY".

         (a) Except as expressly set forth herein, the Registration Rights Agreement is hereby amended by deleting the definition of the "Company" contained therein and substituting therefor the following:

         "Willis Group Holdings Limited, a company with limited liability organized under the laws of Bermuda (the "Company")".


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         (b) Each party hereto hereby agrees that, except as expressly set forth herein and except with respect to references of historical fact (such as what agreements the "Company" or "TA I Limited" may have entered into prior to the date hereof), (i) each and every reference to the "Company" in the Registration Rights Agreement is to be read as a reference to Willis Holdings, (ii) each and every reference to "TA I Limited" in the Registration Rights Agreement is to be read as a reference to Willis Holdings, (iii) Willis Holdings shall be entitled to all rights and privileges enjoyed by the "Company" thereunder, and shall be subject to all liabilities and duties of the "Company" thereunder, and (iv) TA I shall not have any rights or privileges and shall be released from and have no liabilities or duties thereunder.

         SECTION 2.2. REFERENCES TO ORDINARY SHARES. The definition of "Ordinary Shares" contained in Section 1 of the Registration Rights Agreement is hereby amended by deleting such definition in its entirety and substituting therefor the following:

         "ORDINARY SHARES". The common shares, par value $0.000115 per share, of the Company and its successors."

         SECTION 2.3. AMENDMENT TO SECTION 7. Section 7 of the Registration Rights Agreement is hereby amended by (i) replacing the clause that appears immediately prior to the proviso contained therein that reads "one U.K. counsel" with "one U.K. counsel or Bermuda counsel", and (ii) replacing the clause in the proviso that reads "additional U.S. or U.K. counsel" with "additional U.S., U.K. or Bermuda counsel".

         SECTION 2.4. AMENDMENT TO SECTION 8(E). Clause (i)(A) of Section 8(e) of the Registration Rights Agreement is hereby amended by deleting such clause in its entirety and substituting therefor the following:

         "(i)     (A) if to the Company, to it at:

                  Willis Group Holdings Limited
                  c/o The Company Secretary
                  Willis Group Limited
                  Ten Trinity Square
                  London  EC3P 3AX

                  with a copy to

                  Kohlberg Kravis Roberts & Co.
                  Stirling Square
                  7 Carlton Gardens
                  London  SW1Y 5AD
                  ATTENTION: Todd Fisher".

                                  ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.1. EFFECTIVE TIME. This Amendment shall become effective as of the date and year first written above.


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         SECTION 3.2. COUNTERPARTS. This Amendment may be executed
simultaneously or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

         SECTION 3.3. CONSTRUCTION AND GOVERNING LAW. This Amendment shall be construed together with, and as part of, the Registration Agreement and shall be governed in all respects by the laws of New York, as such laws are applied to agreements to be performed entirely in such jurisdictions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.





                            TA I LIMITED


                            By:  /s/ Joseph J. Plumeri
                                ----------------------------------------------
                                     Name:  Joseph J. Plumeri
                                     Title: Executive Chairman



                            PROFIT SHARING (OVERSEAS), LIMITED PARTNERSHIP


                            By:  /s/ T.A. Fisher
                                ----------------------------------------------
                                     Name:  T.A. Fisher
                                     Title: Director




                            WILLIS GROUP HOLDINGS LIMITED


                            By:  /s/ Joseph J. Plumeri
                                ----------------------------------------------
                                     Name:  Joseph J. Plumeri
                                     Title: Executive Chairman